EXHIBIT 99.1

NightCulture Closes on Debt Reduction

HOUSTON, July 11, 2014 (GLOBE NEWSWIRE via COMTEX) -- NightCulture Inc. (the "Company") NGHT is pleased to announce that it closed on an agreement with a major debt holder to issue 3,000,000 shares of common stock in exchange for the total debt of $340,000 held by the debt holder. The closing reduces the debt to zero.

Michael Long, CEO of NightCulture, stated, "The agreement to eliminate this outstanding debt is another step in strengthening our balance sheet and will help the Company in its future growth and profitability.”

ABOUT NIGHTCULTURE INC.

NightCulture Inc. "Concerts that Change Your Life," is a premier producer of live concerts and events. NightCulture operates in the following markets: Houston, TX, Austin, TX, Dallas, TX, San Antonio, TX, and Oklahoma City, OK. NightCulture is the first Electronic Music oriented company to trade in the public markets. http://www.NightCulture.com

Stereo Live, LLC, a wholly-owned subsidiary of NightCulture, operates Stereo Live, a 25,000 square foot music and live events venue located on 2 1/2 acres of land at 6400 Richmond Avenue in Houston, Texas. http://www.StereoLiveHouston.com

NightCulture Inc. produces Something Wicked Halloween Festival, which drew over 20,000 fans in 2013 in Houston, TX. http://www.SomethingWicked.com

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of NightCulture Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission. Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

CONTACT: Michael Long

832-535-9070

NGHT@NightCulture.com